UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 22, 2007

Date of report (Date of earliest event reported)

Medical CV, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-33295	41-1717208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 South Robert Trail

Inver Grove Heights, Minnesota 55077

(Address of principal executive offices, including zip code)

(651) 452-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    OTHER EVENTS.

Patent Application Allowances

On May 22, 2007, we issued a press release, which appears as Exhibit 99.1 hereto, announcing our receipt of notices from the U.S. Patent Office that it will allow three of our patent applications covering various aspects of our laser-based surgical ablation technology.  Such press release is incorporated by reference in response to this Item 8.01.

Amendment to Employment Agreement

On May 31, 2007, we entered into a letter agreement (the “Amendment”) amending certain provisions of the executive employment agreement with Dennis E. Steger, our Vice President, Regulatory Affairs and Quality Assurance, who has advised us of his plan to retire.  Mr. Steger is not an officer for whom disclosure would be required under Item 5.02(b) of Form 8-K.

Pursuant to the Amendment, Mr. Steger’s employment will terminate on the first to occur of (1) the date a new vice president, regulatory affairs and quality assurance is hired, or (2) July 1, 2007 (the “Termination Date”).  Under the Amendment, Mr. Steger is obligated to assist us in identifying, interviewing and evaluating potential candidates to assume Mr. Steger’s responsibilities.  Mr. Steger has further agreed to provide up to 20 hours per week of consulting services through a period which will not continue beyond October 1, 2007 without Mr. Steger’s consent.  During such period, Mr. Steger has agreed to assist us as needed in all matters pertaining to regulatory affairs and quality assurance for which we will pay Mr. Steger at the rate of $100.00 per hour.

In lieu of any severance compensation payable under the Employment Agreement and conditioned upon Mr. Steger fulfilling his obligations under the Amendment, we will pay Mr. Steger $20,000 on the Termination Date and we will issue Mr. Steger a fully vested non-qualified stock option in the form used with our executive officers under the 2001 Equity Incentive Plan for the purchase of 5,734 shares of common stock on the Termination Date.  Such option will have a per share exercise price equal to the closing price of one share of our common stock on the business day immediately prior to the Termination Date and will expire on the date that is six months after the Termination Date.  If required by any underwriter or agent in connection with the sale of our securities prior to July 1, 2008, Mr. Steger has agreed to abide by and enter into any form of share lock-up agreement that is entered into by any of our other executive officers.  Mr. Steger will continue to receive his base compensation and benefits through the Termination Date.

The Amendment, which appears as Exhibit 99.2 to this current report, is incorporated by reference in response to this Item 8.01.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                 Exhibits

See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedicalCV, Inc.

Date: June 4, 2007	By:	/s/ Eapen Chacko
Eapen Chacko
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated May 22, 2007.

99.2	Amendment to Executive Employment Agreement by and between Dennis E. Steger and MedicalCV, Inc., dated May 31, 2007.